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                                                                  Exhibit 3.19



                               CODE OF REGULATIONS

                                       OF

                 DALTON CORPORATION, STRYKER MACHINING FACILITY

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                                    ARTICLE 1

                          DEFINITIONS AND CONSTRUCTION

      1.1 DEFINITIONS. As used in this Code of Regulations:

            "CORPORATION" means Dalton Corporation, Stryker Machining Facility.

            "LAW" means the Ohio Revised Code, as amended from time to time.

            "ARTICLES OF INCORPORATION" means the Articles of Incorporation of the Corporation, as amended from time to time.

            "REGULATIONS" means the Code of Regulations of the Corporation, as amended from time to time.

      1.2 CONSTRUCTION. The Regulations shall be construed in a manner which harmonizes the Regulations, the Articles of Incorporation and the Law. Where the Regulations are silent, the Articles of Incorporation and the Law shall control. If any provision of the Regulations is inconsistent with the Articles of Incorporation, the Articles of Incorporation shall control. If any provision of the Regulations is inconsistent with the Law, the Law shall control except in those circumstances in which the Law expressly allows regulations to provide contrary rules.

                                   ARTICLE 2

                                 IDENTIFICATION

      2.1 NAME. The name of the Corporation is Dalton Corporation, Stryker Machining Facility

      2.2 PRINCIPAL OFFICE. The location of the principal office of the Corporation is 310 Ellis Street, Stryker, Ohio 43559.

      2.3 STATUTORY AGENT. The name and street address of the Corporation's statutory agent is CT Corporation System, 815 Superior Avenue, N.E., Cleveland, Ohio 44114. The registered office or registered agent, or both, may be changed, terminated or discontinued in any
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manner allowable by the Law, without amending the Articles of Incorporation or the Regulations.

      2.4 FISCAL YEAR. The fiscal year of the Corporation shall end on the Saturday on or nearest to the thirty-first day of December of each year.

                                   ARTICLE 3

                                     SHARES

      3.1 CERTIFICATES FOR SHARES. Shares may be represented by certificates signed by the President and the Secretary of the Corporation. The Corporation may issue some or all of the shares of any or all of its classes without certificates. Restrictions on transfer shall be noted conspicuously on the front or back of the certificate or transaction statement.

      3.2 REGISTRATION OF TRANSFER OF SHARES. The Corporation shall register in its records the transfer of shares and shall issue a new certificate or transaction statement to the transferee if a certificate or written instruction endorsed by the appropriate person(s) is presented to the Corporation, reasonable assurance is given that the endorsement is genuine and effective,. and other requirements of applicable Ohio statutes are met or are waived by resolution of the Board of Directors, except in those cases in which the Corporation has received written notification of an adverse claim or is charged with notice of an adverse claim.

      3.3 LOST, DESTROYED OR WRONGFULLY TAKEN CERTIFICATES. If a registered owner of shares claims that the certificate representing his shares has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate if the registered owner makes a written request, complies with the requirements of applicable Indiana statutes and, in addition, complies with the requirements which the Board of Directors may adopt by resolution. The Board of Directors may waive the statutory requirement for an indemnity bond if the Board of Directors determines that the registered owner's agreement to indemnify the Corporation provides sufficient protection against potential liabilities to adverse claimants.

                                   ARTICLE 4

                            MEETINGS OF SHAREHOLDERS

      4.1 ANNUAL MEETING. The shareholders' meeting for the election of directors and for the transaction of other business shall be held on the last weekday in April each year at the time and place (within or outside the State of Ohio) set by the Board of Directors. The failure to hold an annual meeting at the designated time does not affect the validity of any corporate action. Notice of an annual meeting may be communicated orally.

      4.2 SPECIAL MEETING. Special meetings of shareholders shall be held upon the call of the Board of Directors or the President or if the holders of at least twenty-five percent (25 %) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Secretary of the Corporation one (1) or more written


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demands for the special meeting describing the purpose or purposes for which it is to be held. Notice of a special meeting shall be in writing, shall designate the date, time and place of the meeting (within or outside the State of Ohio) and shall describe the purpose or purposes for which the meeting is to be held.

                                   ARTICLE 5

                             THE BOARD OF DIRECTORS

      5.1 ELECTION, TERM OF OFFICE, QUALIFICATION AND RESIGNATION. Directors shall be elected by the shareholders at the shareholders' annual meetings, but may be elected at any shareholders' meeting or by the Board of Directors pursuant to Section 5.2. The term of a director expires at the next annual shareholders' meeting following his election or upon his earlier death, resignation or removal from office. Despite the expiration of a director's term, the director continues to serve until a successor is elected and qualifies or until there is a decrease in the number of directors. (A decrease in the number of directors does not shorten an incumbent director's term except in the case of a director continuing to serve beyond the expiration of his term.) A director may qualify either by giving notice to the Secretary of his acceptance of the office of director or by attending a meeting of the Board of Directors. A director may resign by delivering notice to the Board of Directors or to any other officer of the Corporation.

      5.2 VACANCIES. If a vacancy occurs on the Board of Directors, including a vacancy resulting from the resignation, death or removal of a director and a vacancy resulting from an increase in the number of directors, the Board of Directors may fill the vacancy, and, if the directors remaining in office constitute less than a quorum of the Board of Directors, the remaining directors may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

      5.3 QUORUM; VOTING REQUIREMENT. Except as otherwise provided in Section
5.2 with respect to the filling of vacancies on the Board of Directors, a quorum of the Board of Directors shall consist of a majority of the actual number of directors in office immediately before the meeting begins. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors.

      5.4 ANNUAL MEETING. Unless otherwise determined by the Board of Directors, the Board of Directors shall meet each year promptly after the shareholders' annual meeting for the purpose of electing officers and transaction of other business. The failure to hold an annual meeting at the designated time does not affect the validity of any corporate action, and if the meeting is not held at the designated time, the election of officers may be conducted at any subsequent meeting of the Board of Directors. No notice of the date, time, place, or purpose of the annual meeting need be given, if notice of the shareholders' annual meeting has been given, and in any event notice of an annual meeting may be communicated orally. Any or all directors may participate in an annual meeting of the Board of Directors by, or through the. use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting.


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      5.5 REGULAR MEETINGS. The Board of Directors may from time to time adopt resolutions scheduling the date(s), time(s) and place(s) of regular meetings of the Board of Directors. A scheduled regular meeting of the Board of Directors may be held without further notice of the date, time, place or purpose of the meeting, and in any event notice of a regular meeting may be communicated orally. Any or all directors may participate in a regular; meeting of the Board of Directors by, or through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting.

      5.6 SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held upon the call of the President or upon the written request of any director. The call or request shall state the date by which the special meeting shall be held and may state the purpose(s) for holding the special meeting. A special meeting of the Board of Directors must be preceded by at least two (2) days written notice of the date, time and place of the meeting. The notice need not describe the purpose(s) of the special meeting unless a purpose is to remove an officer or director in which case notice of that purpose shall be given. Whether or not the notice of a special meeting describes the purpose(s) of the meeting, the Board of Directors may consider and act upon any matter at a special meeting. Any or all directors may participate in a regular meeting of the Board of Directors by, or through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting.

                                   ARTICLE 6

                                  THE OFFICERS

      6.1 ELECTION, TERM OF OFFICE, QUALIFICATION AND RESIGNATION. The Board of Directors shall elect a Chairman, a President, a Vice President-Finance, a Treasurer and a Secretary and may elect other officers including assistant officers if the Board of Directors determines that additional officers are advisable. The same individual may simultaneously hold more than one (1) office in the Corporation. Officers shall normally be elected at the Annual Meeting of the Board of Directors, but may be elected at any meeting of the Board of Directors. An officer shall hold office from the effective date of his election until the next Annual Meeting of the Board of Directors and thereafter until his successor is duly elected and has qualified, or until the officer's earlier death, resignation or removal from office. The Chairman and the President must be directors, but other officers need not be directors. An officer shall qualify by giving notice to the Secretary of his acceptance of the office. An officer may resign by delivering notice to the Board of Directors or to any other officer of the Corporation.

      6.2 SALARIES. The salaries of the officers shall be fixed or changed, from time to time, by resolution of the Board of Directors or by contract.

      6.3 CHAIRMAN. The Chairman shall preside at all meetings of shareholders and the Board of Directors and shall have such powers and perform such duties which are by law or custom incident to the office of the Chairman and as assigned from time to time by the Board of Directors. The Chairman shall be the Chief Executive Officer, with all the powers and duties incident to that office, unless those powers and duties are vested by the Board of Directors in the office of the President.



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      6.4 PRESIDENT. The President shall have all powers and duties which are by law or custom incident to the office of the President, except where those powers and duties are vested in the Chairman. If the Chairman resigns, is removed from office or for any reason is unable or unavailable to perform his duties, the President shall temporarily act in the place of the Chairman. The President shall, in addition, have the powers and perform the duties assigned from time to time by the Board of Directors or the Chairman.

      6.5 VICE PRESIDENT-FINANCE. The Vice President-Finance shall have the powers and perform the duties assigned from time to time by the Board of Directors, the Chairman or the President. If the President resigns, is removed from office or for any reason is unable or unavailable to perform his duties, the Vice President-Finance shall temporarily act in the place of the President.

      6.6 TREASURER. The Treasurer shall have responsibility for all funds of the Corporation, shall cause to be kept and maintained correct books and records of account of the properties and business transactions of the Corporation, and shall render to the President and the Board of Directors an accounting of the financial condition of the Corporation from time to time and whenever requested. The Treasurer shall, in addition, have the powers and perform the duties assigned from time to time by the Board of Directors, the Chairman or the President.

      6.7 SECRETARY. The Secretary shall have the responsibility for preparing minutes of meetings of the shareholders and the Board of Directors and for authenticating records of the Corporation. The Secretary shall cause to be kept and maintained all records of the Corporation required by the Law. The Secretary shall, in addition, have the powers and perform the duties assigned from time to time by the Board of Directors, the Chairman or the President.

      6.8 OTHER OFFICERS. Other officers, if elected, shall have the powers and perform the duties assigned from time to time by the Board of Directors or any officer designated in the resolution creating the additional office.

      6.9 VOTING OF SHARES OR OTHER OWNERSHIP INTERESTS HELD BY THE CORPORATION. The Board of Directors shall designate from time to time the officer(s) authorized to act on behalf of the Corporation at any meeting of the shareholders or partners of a corporation or partnership in which the Corporation holds shares or is a partner. Subject always to further orders and directions from the Board of Directors, a general authority to act on behalf of the Corporation includes, without limitation, the voting of shares or partnership interests held by the Corporation. However, unless specifically authorized by the Board of Directors, a general authority to act on behalf of the Corporation does not include the authority to sell or otherwise dispose of shares or partnership interests held by the Corporation.

                                    ARTICLE 7

                                REQUIRED RECORDS

      7.1 MEETING RECORDS. The Corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a


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committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation.

      7.2 ACCOUNTING RECORDS. The Corporation shall maintain appropriate accounting records.

      7.3 SHAREHOLDER LIST. The Corporation shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each.

      7.4 FORM OF RECORDS. The Corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

      7.5 SHAREHOLDER INSPECTION. A shareholder shall be entitled to inspect and copy the records of the Corporation to the extent and in the manner provided by the Law.

                                    ARTICLE 8

                                   AMENDMENTS

      8.1 POWER TO AMEND OR REPEAL. The holders of a majority of the shares of the Corporation may adopt, amend or repeal the Regulations of the Corporation.

As Adopted February 11, 1997.




/s/ Don I. Brown
--------------------------------
Don I. Brown, Secretary





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